Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Board of Trade of the City of Chicago, Inc.	Delaware
BrokerTec Americas LLC	Delaware
BrokerTec Europe Limited	United Kingdom
BrokerTec Holdings Inc.	Delaware
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Republic of Korea
CME Amsterdam B.V.	Netherlands
CME Consulting (Beijing) Co. Ltd.	China
CME Finance Holdings Limited	United Kingdom
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings Pte. Ltd.	Singapore
CME Group Australia Pty LTD	New South Wales
CME Group Benchmark Administrative Limited	United Kingdom
CME Group Hong Kong Limited	Hong Kong
CME Group Index Services LLC	Delaware
CME Group Japan Kabushiki Kaisha	Japan
CME Group Marketing Canada Inc.	British Columbia
CME Group Singapore Operations Pte. Ltd.	Singapore
CME Group Strategic Investments LLC	Delaware
CME India Holdings LLC	Delaware
CME India Private Limited	India
CME London Limited	United Kingdom
CME Operations Limited	United Kingdom
CME Platforms Inc.	Delaware
CME Securities Clearing Inc.	Delaware
CME Shareholder Servicing LLC	Illinois
CME Technology and Support Services Limited	United Kingdom
CME Ventures LLC	Delaware
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Finance Holdings LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG México, S. de R.L. de C.V.	Mexico
CMEG NYMEX Holdings Inc.	Delaware
COMEX Clearing Association, Inc.	New York
Commodity Exchange, Inc.	New York
EBO Investments Limited	Malta
EBS Dealing Resources International Limited	United Kingdom
EBS Dealing Resources Japan Limited	Japan
EBS Dealing Resources, Inc.	Delaware
EBS Financial Technologies Ltd.*	Israel
EBS Group Limited	United Kingdom

EBS No. 2 Limited*	United Kingdom
EBS Service Company Limited	Switzerland
Elysian Systems Limited*	United Kingdom
F&O Financial LLC	Delaware
F&O Holdings LLC	Delaware
Godsell Astley & Pearce (Holdings) Ltd	United Kingdom
Intercapital (Germany) GmbH*	Germany
Intercapital Capital Markets LLC	Delaware
Intercapital Limited	United Kingdom
Intercapital Securities Inc	New York
New York Mercantile Exchange, Inc.	Delaware
NEX Group Holdings Limited	United Kingdom
NEX Group Investments Inc.	Delaware
NEX Group Limited	United Kingdom
NEX International Investments Limited	United Kingdom
NEX International Limited	United Kingdom
NEX Markets Limited	United Kingdom
NEX Optimisation Limited	United Kingdom
NEX SEF Limited	United Kingdom
NEX Services Limited*	United Kingdom
NEX Services North America LLC	Delaware
NEX Services Pte. Ltd**	Singapore
*In liquidation
**Amalgamated